UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2009

AMERICAN EXPRESS CREDIT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6908	11-1988350
(State or other jurisdiction of incorporation or	(Commission File Number)	(IRS Employer Identification No.)
organization)

One Christina Centre,		19801-2919
301 North Walnut Street		(Zip Code)
Suite 1002, Wilmington, Delaware
(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 594-3350

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On November 23, 2009, American Express Credit Corporation (“Credco”), entered into Amendment No. 1 (the “SAA Amendment”) to the Selling Agent Agreement dated as of June 16, 2009, by and among Credco, Banc of America Securities LLC, Incapital LLC, Citigroup Global Markets Inc., Fidelity Capital Markets, a division of National Financial Services LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, RBC Capital Markets Corporation, UBS Securities LLC and Wells Fargo Advisors, LLC, relating to the offer and sale from time to time of an unlimited principal amount of InterNotes® due nine months or more from the date of issue (the “InterNotes® ”) pursuant to Credco’s Registration Statement on Form S-3ASR (File No. 333-160018) (the “S-3ASR”). The SAA Amendment is filed as Exhibit 1 hereto and is incorporated by reference herein and in the S-3ASR. An amended form of Medium-Term Note-Master Note relating to the InterNotes® program is filed as Exhibit 4 hereto and is incorporated by reference herein and in the S-3ASR.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits

1.

Amendment No. 1, dated as of November 23, 2009, to the Selling Agent Agreement dated as of June 16, 2009, by and among the Registrant, Banc of America Securities LLC, Incapital LLC, Citigroup Global Markets Inc., Fidelity Capital Markets, a division of National Financial Services LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, RBC Capital Markets Corporation, UBS Securities LLC and Wells Fargo Advisors, LLC

	4.	Form of Medium-Term Note-Master Note relating to the Registrant’s InterNotes® program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS CREDIT CORPORATION
(REGISTRANT)

By:	/s/ David L. Yowan

Name:	David L. Yowan
Title:	Chief Executive Officer

DATE: November 23, 2009